EXHIBIT 99.1

For Immediate Release

Caliper Life Sciences Reports Second Quarter 2006 Financial Results
 - 20% Revenue Growth; Xenogen Acquisition Complete -

HOPKINTON, Mass., August 9, 2006 — Caliper Life Sciences, Inc. (Nasdaq: CALP), a leading provider of products and services for drug discovery research, today reported its financial results for the quarter ended June 30, 2006. Total revenues were $24.3 million, an increase of 20% from $20.3 million in the same period in 2005. The company reported a GAAP net loss of $2.1 million ($0.06 per share) compared to a GAAP net loss of $4.2 million ($0.14 per share) in the same period in 2005. Gross margins from products and services of 35% improved from 33% in the same period of 2005 and total operating expenses (R&D plus SG&A) were $13.9 million, up approximately 9% from the same period in 2005. Caliper also reported that it has completed the acquisition of Xenogen Corporation.

“Our 20% revenue growth in Q2, fueled by continued growth of microfluidics product revenues, the ongoing success of our Caliper Driven program, and the addition of NovaScreen revenues, reflects the rapid evolution of Caliper over the past twelve months,” said Kevin Hrusovsky, president and CEO of Caliper. “The Xenogen acquisition, which we expect to be operating cash flow accretive in 2007, accelerates our strategic transformation and positions us for sustainable revenue growth while accelerating our bottom line trajectory.”

Caliper supplements its GAAP financial reporting with certain non-GAAP financial measures. A reconciliation of Caliper’s GAAP to non-GAAP Statements of Operations is provided at the end of this release under “Adjusted Consolidated Statements of Operations.” Adjusted results of operations exclude stock-based compensation charges and acquisition-related expenses, such as amortization of intangibles and restructuring charges and credits. Caliper believes that providing this additional information enhances investors’ understanding of the financial performance of Caliper’s operations and increases the comparability of its current financial statements to prior periods.

In the second quarter of 2006, Caliper achieved adjusted net income of $0.6 million ($0.02 net income per share) compared with an adjusted net loss of $2.8 million ($0.09 net loss per share) in the same period of 2005, an improvement of $3.4 million. This follows a strong first quarter in which revenues grew 21% and Caliper showed an improvement of $1.7 million in its adjusted net loss in comparison with the first quarter of 2005. Adjusted gross margins from products and services for the second quarter of 2006 increased to 36% from 33% in the same period of 2005. Adjusted operating expenses were $12.7 million, up 3% from $12.3 million in the same period of 2005.

License and contract revenues were particularly strong during the second quarter due to a major new license agreement under the “Caliper Driven” program, which is designed to drive commercialization of Caliper’s leading LabChip microfluidics patent estate and innovative automation technologies through collaborations and out-licensing agreements. Service revenues in the second quarter increased 50% from the same period in 2005, due primarily to the acquisition of NovaScreen, which was completed in October of 2005. Product revenues were flat quarter over quarter, reflecting continued growth in the microfluidics product line, and in spite of a $1.3 million decline in OEM product sales to Affymetrix.

Caliper reported that its revenue outlook for the third quarter of 2006, including the partial quarter effects of the Xenogen acquisition, is $26 to $29 million (a growth rate of 22-36% from the same period in 2005) and that it anticipates revenues of $110-$118 million for the full year of 2006 (a growth rate of 26-36% compared to full-year 2005). These projections exclude the effect of purchase accounting adjustments on Xenogen’s deferred revenue as of the closing of the merger.

Recent Highlight — Closing of Xenogen Acquisition

Caliper announced that both Caliper’s and Xenogen Corporation’s (Nasdaq: XGEN) stockholders have approved the acquisition of Xenogen by Caliper, and that the acquisition was completed as of today. The combined company, which will continue to be called Caliper Life Sciences, has assembled a leading portfolio of microfluidics, liquid handling, and imaging technologies that provide life science researchers with enabling tools to enhance the clinical relevance of their experimentation.

“We are very pleased to complete the Xenogen acquisition, which will further enable Caliper to aggressively pursue critical path issues of drug discovery and development by focusing on key therapeutic areas and improving the correlation between in vitro and in vivo experimental data,” continued Mr. Hrusovsky. “The integration of the two companies is off to a fast start as we begin to tap our strategic customer relationships and leverage our infrastructure to drive increased penetration of Xenogen’s imaging technology into commercial accounts. Closing of the acquisition comes after a strong second quarter for Xenogen, in which Xenogen recorded revenues of $11.2 million, driven principally by 35% growth in IVIS molecular imaging system sales, compared to Xenogen’s sales in the second quarter of 2005.”

Caliper will webcast a slide presentation of its second quarter results conference call starting at 4:30 pm ET today. To listen to the webcast and view the presentation, visit http://www.fulldisclosure.com or the investor relations section of Caliper’s website at www.caliperLS.com. The webcast will be available for replay from August 9 until Caliper’s earnings call for the third quarter of 2006. To participate in the conference call via telephone, please dial 866-770-7120 five to ten minutes prior to the call and enter the passcode 94672864. International callers can dial 617-213-8065 and use the same passcode.

A telephone replay will also be available until August 16 by dialing 888-286-8010 and entering the passcode 41378191. International dialers can access the replay by dialing 617-801-6888 and using the same passcode.

About Caliper Life Sciences

Caliper Life Sciences is a leading provider of drug discovery and life sciences research solutions for the pharmaceutical and biotechnology industries. With its recent acquisitions of NovaScreen Biosciences and Xenogen Corporation, Caliper has positioned itself to transform drug discovery and development through a keen focus on clinically relevant experimentation. Caliper’s products and services, assembled from a leading portfolio of microfluidics, liquid handling, and imaging technologies, span in vitro and in vivo experimentation and address key issues on the critical path of drug discovery and development. More information about Caliper can be found at www.caliperLS.com.

The statements in this press release regarding anticipated financial results of Caliper for the third quarter of 2006 and the full fiscal year ending December 31, 2006, and the financial and operational effects of integration of the Caliper and Xenogen businesses, are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statement as a result of a number of factors, including the risk that unexpected difficulties may be encountered in integrating the Xenogen business into Caliper and gaining wider commercial adoption of Xenogen’s products, and that Caliper’s expectations regarding demand for its products and services may not materialize if capital spending by Caliper’s customers declines, if competitors introduce new competitive products, or if Caliper is unable to convince potential customers regarding the superior performance of its drug discovery systems and other products. Further information on risks faced by Caliper are detailed under the caption “Risks Related To Our Business” in Caliper’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2006, and further information on the risks faced by Xenogen are detailed under the caption “Risk Factors” in Xenogen’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 24, 2006. These filings are available on a web site maintained by the Securities and Exchange Commission at http://www.sec.gov. Caliper does not undertake any obligation to update forward-looking or other statements in this release or the conference call.

Caliper and LabChip are registered trademarks of Caliper Life Sciences, Inc.

Contacts:

Thomas Higgins
Chief Financial Officer
508 497 2809

Michele Boudreau, Director	Stacey Holifield, 781.684.0770
Corporate Communications	Schwartz Communications
650 279 2088	caliper@schwartz-pr.com

CALIPER LIFE SCIENCES, INC.
SELECTED FINANCIAL INFORMATION
(unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Revenues:
Product revenue	$12,310	$12,443	$27,008	$25,581
Service revenue	5,389	3,600	10,432	6,856
License fees and contract revenue	6,627	4,290	9,185	6,298

Total revenue	24,326	20,333	46,625	38,735

Costs and expenses:
Cost of product revenue	8,825	9,059	18,614	17,890
Cost of service revenue	2,740	1,745	5,579	3,405
Research and development	4,928	4,580	9,386	8,599
Selling, general and administrative	8,929	8,094	17,405	15,863
Amortization of intangible assets	1,254	898	2,509	1,796
Restructuring charges	32	86	73	176

Total costs and expenses(1)	26,708	24,462	53,566	47,729

Loss from operations	(2,382)	(4,129)	(6,941)	(8,994)
Interest income, net	180	236	371	468
Other income (expense), net	225	(245)	278	(458)
Provision for income taxes	(88)	(48)	(222)	(132)

Net loss	$(2,065)	$(4,186)	$(6,514)	$(9,116)

Net loss per share, basic and diluted	$(0.06)	$(0.14)	$(0.19)	$(0.30)

Shares used in computing net loss per common share, basic and diluted	33,695	30,586	33,607	30,520

(1)Stock-based compensation expense included within costs and expenses.

Cost of product revenue	$123	$43	$250	$82
Cost of service revenue	41	6	66	13
Research and development	252	83	492	163
Selling, general and administrative	953	290	1,843	573

Total	$1,369	$422	$2,651	$831

CALIPER LIFE SCIENCES, INC.
SELECTED FINANCIAL INFORMATION

CONDENSED CONSOLIDATED BALANCE SHEETS	June 30,	December 31
(in thousands)	2006	2005
	(Unaudited)	(Note 1)
Assets
Current assets:
Cash and cash equivalents	$9,477	$8,096
Marketable securities	14,288	23,129
Restricted cash	667	479
Accounts receivable, net	13,959	19,532
Inventories	14,747	11,061
Other current assets	2,607	2,657

Total current assets	55,745	64,954
Property and equipment, net	12,453	12,019
Intangible assets, net	14,314	16,822
Goodwill	60,866	60,866
Other assets	5,108	3,548

Total assets	$148,486	$158,209

Liabilities and stockholders’ equity
Current liabilities	$24,839	$31,204
Long-term obligations	7,500	8,567
Stockholders’ equity	116,147	118,438

Total liabilities and stockholders’ equity	$148,486	$158,209

Note (1) Derived from audited financial statements for the year ended December 31, 2005.

CALIPER LIFE SCIENCES, INC.
ADJUSTED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

		Three Months Ended
		June 30, 2006				June 30, 2005
		Reported	Stock- based Comp	Other Adjustments	Adjusted (1)	Reported	Stock- based Comp	Other Adjustments	Adjusted (1)

Revenues:
Product revenue		$12,310	$—	$—	$12,310	$12,443	$—	$—	$12,443
Service revenue		5,389	—	—	5,389	3,600	—	—	3,600
License fees and contract revenue		6,627	—	—	6,627	4,290	—	—	4,290

Total revenues		24,326	—	—	24,326	20,333	—	—	20,333

Cost and Expenses:
Cost of product revenue	(2)	8,825	(123)	—	8,702	9,059	(43)	—	9,016
Cost of service revenue	(2)	2,740	(41)	—	2,699	1,745	(6)	—	1,739
Research and development	(2)	4,928	(252)	—	4,676	4,580	(83)	—	4,497
Selling, general and administrative	(2)	8,929	(953)	—	7,976	8,094	(290)	—	7,804
Amortization of intangible assets	(3)	1,254	—	(1,254)	—	898	—	(898)	—
Restructuring charges	(3)	32	—	(32)	—	86	—	(86)	—

Total costs and expenses		26,708	(1,369)	(1,286)	24,053	24,462	(422)	(984)	23,056

Loss from operations		(2,382)	1,369	1,286	273	(4,129)	422	984	(2,723)
Interest income, net		180	—	—	180	236	—	—	236
Other income (expense), net		225	—	—	225	(245)	—	—	(245)
Provision for income taxes		(88)	—	—	(88)	(48)	—	—	(48)

Net income (loss)		$(2,065)	$1,369	$1,286	$590	$(4,186)	$422	$984	$(2,780)

Net income (loss) per share — basic and diluted		$(0.06)			$0.02	$(0.14)			$(0.09)

Shares used in computing net loss per share —

Basic		33,695			33,695	30,586			30,586

Diluted		33,695			34,942	30,586			30,586

Notes to Adjusted Consolidated Statements of Operations:

(1)          To supplement the financial results presented on a GAAP basis, the company uses adjusted measures of gross profit margins, costs and expenses, net loss and net loss per share which are non-GAAP financial measures. Caliper’s management uses these adjusted financial measures to gain an understanding of its comparative operating performance, and also in financial and operating decision-making because management believes they better reflect the underlying economics of Caliper’s ongoing business. Comparisons of adjusted financial measures may be more meaningful because operating results presented under GAAP may include, from time to time, items that are not necessarily relevant to understand Caliper’s business. Caliper’s management believes that these adjusted financial measures provide useful information to investors and others in understanding and evaluating Caliper’s current operating performance and future prospects. The adjusted financial measures have limitations, however, because they do not include all items of income and expense that impact Caliper’s operations. The adjusted measures exclude:

a)               Expense associated with the amortization of acquisition-related intangible assets. This exclusion allows comparisons of operating results that are consistent over time for both the Company’s newly acquired and long-held business activities and with both acquisitive and non-acquisitive peers.

b)               Restructuring expense related reductions in force and costs to discontinue activities including idle capacity costs. The costs largely relate to restructuring activities associated with business combinations and are not indicative of the company’s normal operating costs.

c)               Expense associated with non-cash stock compensation. The Company believes that available valuation methodologies and assumptions may result in estimates that are misleading in the comparison of its financial results to previous periods or to its peers, and do not provide meaningful insight into the Company’s ongoing operations.  The Company adopted Statement of Financial Accounting Standards (SFAS) No. 123R on January 1, 2006, which requires non-cash stock compensation expense to be recorded when stock options and other stock-related awards vest.  The Company is using the Modified-Prospective Transition method in its adoption of SFAS No. 123R and, as such, is not required to restate prior year results for the impact of option expensing.

(2)          Adjustment represents stock-based compensation expense.

(3)          Adjustment represents amortization of intangible assets acquired and restructuring activities related to business combinations.

CALIPER LIFE SCIENCES, INC.
ADJUSTED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

		Six Months Ended
		June 30, 2006				June 30, 2005
		Reported	Stock- based Comp	Other Adjustments	Adjusted (1)	Reported	Stock- based Comp	Other Adjustments	Adjusted (1)

Revenues:
Product revenue		$27,008	$—	$—	$27,008	$25,581	$—	$—	$25,581
Service revenue		10,432	—	—	10,432	6,856	—	—	6,856
License fees and contract revenue		9,185	—	—	9,185	6,298	—	—	6,298

Total revenues		46,625	—	—	46,625	38,735	—	—	38,735

Cost and Expenses:
Cost of product revenue	(2)	18,614	(250)	—	18,364	17,890	(82)	—	17,808
Cost of service revenue	(2)	5,579	(66)	—	5,513	3,405	(13)	—	3,392
Research and development	(2)	9,386	(492)	—	8,894	8,599	(163)	—	8,436
Selling, general and administrative	(2)	17,405	(1,843)	—	15,562	15,863	(573)	—	15,290
Amortization of intangible assets	(3)	2,509	—	(2,509)	—	1,796	—	(1,796)	—
Restructuring charges	(3)	73	—	(73)	—	176	—	(176)	—

Total costs and expenses		53,566	(2,651)	(2,582)	48,333	47,729	(831)	(1,972)	44,926

Loss from operations		(6,941)	2,651	2,582	(1,708)	(8,994)	831	1,972	(6,191)
Interest income, net		371	—	—	371	468	—	—	468
Other income (expense), net		278	—	—	278	(458)	—	—	(458)
Provision for income taxes		(222)	—	—	(222)	(132)	—	—	(132)

Net loss		$(6,514)	$2,651	$2,582	$(1,281)	$(9,116)	$831	$1,972	$(6,313)

Net loss per share — basic and diluted		$(0.19)			$(0.04)	$(0.30)			$(0.21)

Shares used in computing net loss per share — basic and diluted		33,607			33,607	30,520			30,520

See Notes to Adjusted Consolidated Statements of Operations

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